Exhibit 10.16

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THE EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933.

AMENDMENT #9

TO AMENDED AND RESTATED DEVELOPMENT,

LICENSE AND SUPPLY AGREEMENT

This Amendment # 9 effective as of the last date on the signature page hereof and upon execution of the Settlement and License Agreement (as defined below) (the “Amendment Effective Date”), by and between CIMA LABS INC., a Delaware corporation (“CIMA”), and Azur Pharma Limited, an Irish limited company (“AZUR”), as assignee of Azur Pharma International III Limited, a Bermuda corporation, amends and supplements that certain Amended and Restated Development, License and Supply Agreement between CIMA and AZUR dated August 22, 2005, as amended by that Amendment #1 effective October 19, 2005, Amendment #2 effective April 10, 2007, Amendment #3 effective as of January 1, 2008, Amendment #4 effective as of April 15, 2008, Amendment #5 effective as of September 9, 2008, Amendment #6 effective as of March 6, 2009 (“Amendment #6), and Amendment #7 effective as of February 20, 2009 (“Amendment #7), and Amendment #8 effective as of March 12, 2010 (“Amendment #8) (collectively, the “Agreement”).

WHEREAS, CIMA and AZUR are seeking to settle the CIMA/AZUR v. Barr litigation, Civil Action No. 08-531(LPS) and 09-349 (LPS) (jointly with 08-531(LPS)), currently pending in the United States District Court for the District of Delaware (the “Pending Litigation”); and

WHEREAS, CIMA and AZUR intend to enter into the Teva Settlement and License Agreement between CIMA and AZUR on one hand and Teva/Barr on the other hand as part of such settlement of the Pending Litigation (the “Settlement and License Agreement”).

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

(1) CIMA shall adjust the Royalty Rate due from AZUR on Net Sales of ***mg and ***mg dosage forms of Product for the Quarters from July 1, 2012 to September 30, 2014, to *** percent (***%).

(2) Subject to Section 4.7.1 of the Settlement and License Agreement, AZUR shall pay royalties on third party Net Sales of authorized generic presentations of the Product *** pursuant to Section 4 of the Agreement; provided that for the purposes of *** (as such term is defined in the Teva Settlement and License Agreement), Net Sales shall be defined as set forth below:

the *** amount *** by *** (as such term is defined in the Teva Settlement and License Agreement, to independent Third

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Party customers for sales of *** on an SKU basis in the United States of America and its territories and possessions, including the Commonwealth of Puerto Rico and the District of Columbia, less the following deductions relating to such sales, all determined in accordance with *** standard practices for other pharmaceutical products, consistently applied:

(a) ***% of *** for cash discounts;

(b) *** for chargebacks, rebates, administrative fee arrangements and similar price concessions offered to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, other institutions or health care organizations or other customers directly related to the sale of the ***;

(c) *** for customer returns of the *** (including as a result of recalls);

(d) *** for rebates or other price reductions provided, based on sales to any governmental or regulatory authority in respect of state or federal Medicare, Medicaid or similar programs;

(e) *** for billing adjustments, price or shelf stock adjustments, or other promotional allowances; and

(f) sales or similar taxes (including duties or other governmental charges levied on, absorbed or otherwise imposed directly on the sales of ***, including, without limitation, value added taxes or other governmental charges otherwise measured by the billing amount) which are included in any billing amount, and excluding any taxes imposed on or measured by the net income or profits of the selling party.

Sales between or among *** shall be excluded from the computation of *** if such Affiliates or sublicensees and subdistributors are not end-users, but *** shall include the subsequent final sales to Third Parties by any such Affiliates or sublicensees and subdistributors. Where (i) *** is sold by *** other than in an arms-length sale or as one of a number of items without a separate invoiced price; or (ii) consideration for *** shall include *** , the *** applicable to any such transaction shall be deemed to be *** average *** price for the applicable quantity of *** at that time.

If Azur is entitled to receive a payment from *** pursuant to the Accruals and Reconciliation of *** mechanism outlined in Exhibit B to the Teva Settlement and License Agreement during a Quarter, Azur shall add this to the amount it pays CIMA per Section 4 of the Agreement for such Quarter. If Azur is required to make a payment to *** pursuant to Accruals and Reconciliation of *** mechanism outlined in Exhibit B to the Teva Settlement and

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

2.

License Agreement during a Quarter, Azur may deduct this amount from its payment to CIMA per Section 4 of the Agreement for such Quarter.

(3) The parties acknowledge and agree that the cap of *** batches per calendar month specified in the last sentence of Section 5.1(b) of the Agreement applies to all Product supplied to AZUR, ***

(4) The introductory paragraph of Section 11.1 of the Agreement shall be deleted in its entirety and replaced with the following:

“The term of this Agreement shall begin upon the Effective Date and unless sooner terminated as hereinafter provided, shall end on January 2, 2020. Notwithstanding the foregoing, this Agreement may be terminated as follows:”

(5) Section 12.1 of the Agreement shall be deleted in its entirety and replaced with the following:

“Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither CIMA nor AZUR may assign any of its rights, duties or obligations hereunder without the prior written consent of the other, such consent shall not be unreasonably withheld; except that no prior written consent shall be required in the event that a third party acquires substantially all of the assets or outstanding shares of, or merges with, AZUR or CIMA, as the case may be.

(6) Unless otherwise set forth in this Amendment #9, all references to Sections or Appendices refer to Sections or Appendices of the Agreement.

(7) In the event of any conflict between this Amendment #9 and the Agreement, the terms of this Amendment #9 shall control.

(8) All other terms and conditions of the Agreement shall remain in full force and effect. Except as expressly defined herein, all capitalized terms shall have the meanings set forth in the Agreement.

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***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

3.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #9 to be executed in two originals by their duly authorized representatives.

CIMA LABS INC.

BY:	/s/ Derek Moe

Name:	Derek Moe

Title:	VP

Date:	06 JUL 2011

AZUR PHARMA LIMITED

BY:	/s/ Fintan Keegan

Name:	Fintan Keegan

Title:	Senior Vice President, Technical Operations

Date:	5 July 2011

4.